Exhibit 10.11b

HORACE MANN SERVICE CORPORATION
EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	May 23, 2017
EVP, Distribution & Business Strategy	February 15, 2012
EVP, Supplemental & Operations (1)	August 15, 2019
EVP and General Counsel	December 3, 2019

TIER III PARTICIPANTS

*Subject to acceptance within 30 days of effective date of participation.

(1) Wade A. Rugenstein, Executive Vice President, Supplemental & Operations, left the Company effective April 15, 2021.

Last updated: April 8, 2021